EXHIBIT 10.1

TRIAD HOSPITALS, INC.

2005 CORPORATE ANNUAL INCENTIVE PLAN

Purpose and Administration of the Plan

The Triad Hospitals, Inc. Annual Incentive Plan (“Plan”) is a part of your total compensation plan. It is designed to encourage superior performance by providing certain eligible Employees with an opportunity to participate in the success of Triad Hospitals, Inc. (“Company”). The Plan is designed to assist the Company in its efforts to attract, retain and motivate these Employees.

Administration of the Plan shall be the responsibility of the Compensation Committee (“Compensation Committee”) of the Board of Directors of Triad Hospitals, Inc. The Compensation Committee will have full and complete authority, in its sole and absolute discretion, to interpret, amend, rescind and make any determinations necessary in administering the Plan. The Committee may, at its discretion, delegate certain administrative responsibilities to the Plan Committee, which will consist of the Chairman and CEO, COO, CFO and Vice President of Human Resources of Triad Hospitals, Inc. The actions and determinations of the Committee or its designees on all matters relating to the Plan and any Awards will be final and conclusive.

Participation:

Eligibility to participate in the Plan shall be restricted to those Employees who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company and who have completed at least three months of employment in an approved position during the fiscal year. Recommendations for participation in the Plan shall be made by the Plan Committee to the Compensation Committee and will be subject to review and final approval by the Compensation Committee. Additional Employees may be selected as Participants during the Plan Year (Fiscal Year of the Company) or removed from eligibility if the Compensation Committee determines such action to be appropriate. For any Participant added to or removed from participation during the course of the Plan Year by the Compensation Committee, such Participant shall be eligible to receive a pro rata Award, subject to the Compensation Committee’s right to reduce or cancel such Award. Additionally, any participant promoted to a position with a higher target or a lower target, their award will be based upon the period of the plan year that the employee was in each eligible position, subject to the Committee right to reduce or cancel such Award. Participation in any given Plan Year shall not entitle such individual to participate in any other Plan Year.

Termination of Participants:

In the event an Award is payable pursuant to the Plan and a Participant’s employment with the Company is terminated prior to the payment of the Award by reason of retirement (as defined by the Company’s Retirement Plan), total and permanent disability (as defined by the Company’s Long Term Disability Plan), or death, such Participant (or estate in event of death) shall receive a pro rata Award at the same time Awards are otherwise paid under the Plan. A Participant who is otherwise voluntarily or involuntarily separated from the Company prior to the payment of any Award, shall cease to be a Participant and shall not have earned any right to receive any Award pursuant to the Plan.

Cash Incentive Calculation

Award payments for Participants are based on specific criteria detailed on the attached exhibits. As soon as practicable after the Plan Year, when the financial results of the Company’s operations for the Plan Year are known, the Plan Committee will review performance against award criteria and present payment recommendations to the Compensation Committee which has final authority to approve payment of Awards under the Plan. Although adjustments will be kept to a minimum, the Compensation Committee may consider recommendations for retroactive adjustments to performance criteria in order to avoid unwarranted penalties or unearned windfalls.

Award Payment

Awards under the Plan will be made as soon as practical after the Plan Year. The total Award for each Participant will be paid in accordance with a payout schedule prepared by the Plan Committee and approved by the Compensation Committee. This Plan is not a “qualified” plan for tax purposes and any Award payments are subject to tax withholding requirements to the same extent as regular salary payments.

Miscellaneous

The Plan may be amended or terminated in whole or in part by the Compensation Committee at any time, provided that no such modification, amendment, or termination shall negatively affect the payment of Awards allocated with respect to any Plan Year of the Company which has ended. In the event of Plan Termination, all earned but unpaid Awards shall be paid to Participants as soon as practicable. The adoption of the Plan, or any modification hereof, does not imply any commitment to continue or adopt the same Plan or any modification thereof, for any succeeding year. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Employee or Participant any right to continue in the employ or other service of the Company (or a Subsidiary thereof) or limit in any way the right of the Company or Subsidiary to change such person’s compensation or other benefits, or to terminate the employment or other service of such person with or without cause. The Plan will be governed by the laws of the State of Texas, as determined without regard to the conflict of law principles thereof.

Effective Date of Plan

The Plan shall be effective as of January 1, 2005 to December 31, 2005.

Triad Annual Incentive Plan Overview

Corporate Participant

Plan Overview

•	The Triad Annual Incentive Plan is designed to provide you with a financial incentive to increase the company’s operating performance.

•	Triad must meet or exceed its EPS goal for any bonus payment to be earned.

•	If the EPS target is attained, your Gross Bonus is comprised of a Base Bonus and a Supplemental Bonus.

•	The Base Bonus is calculated using a predetermined percentage of your base salary.

•	The Supplemental Bonus is equal to your Base Bonus multiplied by 2.5 times the percentage that Triad’s Actual EPS exceeds its Target EPS.

•	The Supplemental Bonus is limited to 50% of the Base Bonus amount. This “cap” is reached when Actual EPS is equal to 120% of Target EPS.

•	The plan is effective from January 1, 2005 to December 31, 2005.

•	Awards will be paid out as soon as practical after the end of the plan year.

•	Except in the case of retirement, disability, or death, you will forfeit the right to any payout from the plan upon termination of employment with the company prior to the time of payout.

•	All bonus payments are subject to pro-ration based on the number of months service in the eligible position.

•	See plan document for further detail.

Triad Annual Incentive Plan Overview

Division Participant

Plan Overview

•	The Triad Annual Incentive Plan is designed to provide you with a financial incentive to increase the company’s and your division’s operating performance.

•	Triad must meet or exceed its EPS goal for any bonus payment to be earned.

•	If the EPS target is attained, your Total Bonus will be the greater of the calculations under either method A or B below:

Method A:

•	If the EPS target is attained, your Gross Bonus is comprised of a Base Bonus and a Supplemental Bonus.

•	The Base Bonus is calculated using a predetermined percentage of your base salary

•	The Supplemental Bonus is calculated using a predetermined percentage multiplied by your division’s EBITDA in excess of target.

•	Your Gross Bonus is subject to a Scale-down Percentage if the division does not meet the following targets:

•	EBITDA - 10% scale-down if target is not met

•	Margin - 10% scale-down if target is not met

•	Cash A/R - 10% scale-down if target is not met

•	Your Net Bonus is equal to your Gross Bonus multiplied by the Scale-down Percentage.

•	Your Net Bonus potential is capped at 150% of your base bonus percentage times your annual base salary.

Method B:

•	If the EPS target is attained, your Gross Bonus is comprised of a Base Bonus and a Supplemental Bonus.

•	The Base Bonus is calculated using a predetermined percentage of your base salary.

•	The Supplemental Bonus is equal to your Base Bonus multiplied by 2.5 times the percentage that Triad’s Actual EPS exceeds its Target EPS.

•	The Supplemental Bonus is limited to 50% of the Base Bonus amount. This “cap” is reached when Actual EPS is equal to 120% of Target EPS.

•	The plan is effective from January 1, 2005 to December 31, 2005.

•	Awards will be paid out as soon as practical after the end of the plan year.

•	Except in the case of retirement, disability, or death, you will forfeit the right to any payout from the plan upon termination of employment with the company prior to the time of payout.

•	All bonus payments are subject to pro-ration based on the number of months service in the eligible position.

•	See plan document for further detail.